EXHIBIT 16

                         Letterhead of BDO Seidman, LLP
                            West Palm Beach, Florida


July 10, 2000


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have been furnished with a copy of Pre-Effective Amendment No. 1 to Form SB-2 to be filed by our former client, Indian River Banking Company, including the experts section in which the event that occurred on July 6, 1998 is described. We agree with the statements made in that section insofar as they relate to our Firm.


/s/ BDO Seidman, LLP

BDO Seidman, LLP